UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2010

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release of Intel Corporation and Infineon Technologies AG announcing that Intel has entered into a definitive agreement to purchase Infineon’s Wireless Solutions business in a cash transaction valued at $1.4 billion.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Intel Corporation and Infineon Technologies AG dated August 29, 2010.

Forward-Looking Statements

This Form 8-K, including the exhibit hereto, contains certain forward-looking statements regarding Intel’s proposed acquisition of Infineon’s Wireless Solutions (WLS) business. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; changes in consumer demand; Intel’s ability to successfully integrate WLS as a standalone business; the realization of the projected benefits of the proposed transaction; the retention of suppliers, customers and key employees; general economic conditions in the regions and industries in which Intel and WLS operate; the intensely competitive industries in which Intel and WLS operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction.

In addition, please refer to the documents that Intel files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Intel identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. Intel is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: August 30, 2010	Cary I. Klafter Corporate Secretary